                                                                    EXHIBIT 11.1

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1996            1995            1994
                                                      -----------     -----------     -----------
PRIMARY
Weighted average shares outstanding..................  25,910,548      25,650,705      25,448,981
Net effect of diluting stock options.................     288,989         266,313          82,201
                                                      -----------     -----------     -----------
     Total...........................................  26,199,537      25,917,018      25,531,182
                                                      ===========     ===========     ===========
Net income........................................... $31,797,349     $33,427,505     $18,819,507
                                                      ===========     ===========     ===========
Net income per share................................. $      1.21     $      1.29     $      0.74
                                                      ===========     ===========     ===========

FULLY DILUTED
Weighted average shares outstanding..................  25,910,548      25,650,705      25,448,981
Net effect of diluting stock options.................     358,920         311,472          82,201
                                                      -----------     -----------     -----------
     Total...........................................  26,269,468      25,962,177      25,531,182
                                                      ===========     ===========     ===========
Net income........................................... $31,797,349     $33,427,505     $18,819,507
                                                      ===========     ===========     ===========
Net income per share................................. $      1.21     $      1.29     $      0.74
                                                      ===========     ===========     ===========

                                      F-36